UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreement with Jason Stern

As the Company reported on Form 8-K on June 16, 2009, the Company’s Board of Directors (the “Board”) appointed Jason Stern as its Senior Vice President, Operations, Contract Lifecycle Management. On August 31, 2009, the Board approved the terms of a Severance Agreement between the Company and Mr. Stern (the “Severance Agreement”). The Severance Agreement provides for the continuation of Mr. Stern’s base salary and health insurance coverage for four months if he is discharged for a reason other than cause or permanent disability at any time. However, Mr. Stern is entitled to six months of base salary and health insurance coverage if he is discharged for a reason other than cause or permanent disability or if he resigns for good reason, in either case within 12 months after the Company is subject to a change in control. Mr. Stern will be required to execute a release in the form attached to the Severance Agreement as a condition of receiving these benefits. The Severance Agreement also provides that all equity awards held by Mr. Stern at the time of a change in control will immediately vest in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: September 4, 2009	By:	/s/ Brenda Zawatski
Brenda Zawatski Chair of the Board of Directors